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                                                                    Exhibit 24.1

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

That each person whose signature appears below, as a Director or Officer of Monsanto Company (the "Company"), a Delaware corporation with its general offices in the County of St. Louis, Missouri, does hereby make, constitute and appoint R. WILLIAM IDE III, JUDITH A. REINSDORF, SONYA M. DAVIS or JANET L. HORGAN, or any one of them acting alone, his or her true and lawful attorneys, with full power of substitution and resubstitution, in his or her name, place and stead, in any and all capacities, to execute and sign the registration statement on Form S-4 for the registration of shares to be issued in the merger of a wholly owned subsidiary of the Company with and into Pharmacia & Upjohn, Inc. pursuant to the Agreement and Plan of Merger, dated as of December 19, 1999, among the Company, a wholly owned subsidiary of the Company and Pharmacia & Upjohn, Inc., and any and all amendments or post-effective amendments to the registration statement, with all exhibits and any and all documents required to be filed with respect thereto with the Securities and Exchange Commission or any regulatory authority, giving and granting unto said attorneys full power and authority to do and perform such actions as fully as they might have done or could do if personally present and executing any of said documents.

Dated and effective as of the 22nd of February, 2000.


/s/ Robert B. Shapiro                   /s/ Philip Leder
------------------------------------    ----------------------------------------
Robert B. Shapiro, Chairman,            Philip Leder, Director
Director and Chief Executive Officer
(Principal Executive Officer)


/s/ Richard U. De Schutter              /s/ Jacobus F. M. Peters
------------------------------------    ----------------------------------------
Richard U. De Schutter, Director        Jacobus F. M. Peters, Director


/s/ Michael Kantor                      /s/ John S. Reed
------------------------------------    ----------------------------------------
Michael Kantor, Director                John S. Reed, Director


/s/ Gwendolyn S. King                   /s/ John E. Robson
------------------------------------    ----------------------------------------
Gwendolyn S. King, Director             John E. Robson, Director


/s/ William D. Ruckelshaus              /s/ Gary L. Crittendon
------------------------------------    ----------------------------------------
William D. Ruckelshaus, Director        Gary L. Crittendon, Senior Vice
                                        President and Chief Financial Officer
                                        (Principal Financial Officer)

/s/ Hendrik A. Verfaillie               /s/ Richard B. Clark
------------------------------------    ----------------------------------------
Hendrik A. Verfaillie, Director         Richard B. Clark, Vice President and
                                        Controller (Principal Accounting
                                        Officer)